Exhibit 99.2

Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2019

Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

Contents

January 31, 2019

Pages
Financial Statements (Unaudited):
Consolidated Balance Sheets	1
Consolidated Statement of Operations	2
Consolidated Statements of Changes in Stockholders' Deficit	3
Consolidated Statement of Cash Flows	4
Notes to Consolidated Financial Statements	5 - 9

Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

Consolidated Balance Sheet (Unaudited)

As of January 31, 2019

	January 31, 2019	July 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$5,725	$59,948
Prepaid and other receivables	82,638	14,919
Related party receivables	982,481	902,438
Total Current Assets	1,070,844	977,305
Noncurrent Assets
Equipment, net	7,791	5,911
Restricted cash, noncurrent	29,849	29,324
Goodwill	105,813	105,813
Total Noncurrent Assets	143,453	1,022
TOTAL ASSETS	$1,214,297	$1,119,375

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,033	$1,015
Related party payables	1,426,701	1,081,101
Other current payables	2,551	40,123
Total Current Liabilities	1,430,285	1,122,239
TOTAL LIABILITIES	1,430,285	1,122,239
Stockholders' Equity
Accumulated deficit	(281,161)	(73,886)
Accumulated other comprehensive Income	(1,161)	6,168
Noncontrolling interest	66,334	64,854
Total Stockholders' Deficit	(215,988)	(2,864)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,214,297	$1,119,375

The accompanying notes are an integral part of these consolidated statements.

1

Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended January 31, 2019

January 31, 2019
Operating expenses
General and administrative	225,361
Total Operating Expenses	225,361
Operating Loss	(225,361)
Other Income (Expense)
Interest income, net	19,566
Other Income, net	19,566
Loss before income taxes	(205,795)
Income Tax Expense	—
Net Loss	(205,795)
Less: Net Loss Attributable to
Noncontrolling Interest	1,480
Net Loss Attributable to
Shanghai Hartford	$(207,275)

Other Comprehensive income, net of income tax
Foreign currency translation adjustments	(7,329)
Total other comprehensive income	(7,329)
Less:Total other comprehensive loss attributable to noncontrolling interest	—
Total Other Comprehensive Loss Attributable to Shanghai Hartford	(7,329)
Total Comprehensive loss	$(214,604)

The accompanying notes are an integral part of these consolidated statements.

2

Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Deficit (Unaudited)

For the Year and Six Months Ended July 31, 2018 and January 31, 2019

		Accumulated Other		Total
	Accumulated	Comprehensive	Noncontrolling	Stockholders'
	(Deficit)	Income (loss)	Interest	Equity (Deficit)

Balance, July 31, 2017	—	—	—	—

Net (loss)	(73,886)	—	(1,419)	(75,305)

Contribution through acquisition	—	—	66,273	66,273

Foreign currency translation adjustment	—	6,168	—	6,168

Balance, July 31, 2018	$(73,886)	$6,168	$64,854	$(2,864)

Net (loss)	(207,275)	—	1,480	(205,795)

Foreign currency translation adjustment	—	(7,329)	—	(7,329)

Balance, January 31, 2019 (unaudited)	$(281,161)	$(1,161)	$66,334	$(215,988)

The accompanying notes are an integral part of these consolidated statements.

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Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended January 31, 2019

January 31, 2019
Cash flows from operating activities:
Net loss including noncontrolling interests	$(205,795)
Adjustments to reconcile net loss including noncontrolling interests to net cash used in operating activities:
Depreciation	1,078
Changes in operating assets and liabilities:
Prepaid and other receivables	(65,732)
Related party receivables	(62,246)
Other assets	1,013
Related party payables	317,916
Other current liabilities	(37,315)
Net cash used in operating activities	(51,081)
Cash flows from investing activities:
Purchases of property and equipment	(2,807)
Net cash used in investing activities	(2,807)
Cash flows from financing activities:
Net cash provided by financing activities	—

Effect of exchange rate changes on cash	190
Net decrease in Cash, cash equivalents and restricted cash	(53,698)
Cash, cash equivalents and restricted cash at beginning of period	89,272
Cash, cash equivalents and restricted cash at end of period	$35,574

Supplemental Cash Flow Information
Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of these consolidated statements.

4

Hartford Great Health Management (Shanghai) Ltd. and Subsidiary

Notes to Consolidated Financial Statements

January 31, 2019

1.          NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations

Hartford Great Health Management (Shanghai) Ltd (“HFSH”) was incorporated on May 25, 2018. On June 11, 2018, HFSH injected $703,884 (RMB4,500,000) in exchange for 90 percent ownership of Shanghai Qiao Garden International Travel Agency (“Qiao Garden Travel”). Qiao Garden Int’l Travel operates as travel agency in Shanghai since June 2001 and its travel agency license will be expired on June 11, 2031.. Qiao Garden Int’l Travel operates as travel agency in Shanghai since June 2001. Qiao Garden Int’l Travel was acquired to be engaged in a travel agency business which aids clients in planning travel between China and the United States. However, due to the mounting restrictions on US-China trade, the agency has not yet been able to obtain a business license for outbound travel from China to the US. As a result, Qiao Garden Int’l Travel has yet to generate any revenue since acquisition.

Basis of Presentation

HFSH prepares its consolidated financial statements in accordance with generally accepted accounting standards and principles (U.S. GAAP) established by the Financial Accounting Standards Board (FASB).  References to U.S. GAAP in these notes are to the FASB Accounting Standards Codification (ASC).

2.          SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires the Company's management to make estimates and assumptions that affect the amounts of assets and liabilities, the identification and disclosure of impaired assets and contingent liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

The accounts of the Company are translated in accordance with FASB ASC 830. Foreign currency transaction gains and losses are recognized in other expense, net, at the time they occur. Net foreign currency exchange gains or losses resulting from the translation of assets and liabilities are recorded as a part of accumulated other comprehensive gain or loss in stockholders’ equity. The Company does not undertake hedging transactions to cover its foreign currency exposure.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in China. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

The Company early adopted Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning of year and end of year total amounts shown on the statements of cash flows. The provisions of ASU-2016-18 are effective for the years beginning after December 31, 2019, with early adoption permitted. The restricted cash is collateral required by the local government for Qiao Garden Int’l Travel to maintain its travel agency license.

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The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the balance sheets that sum to the total of the same such amounts shown in the statements of cash flows.

	January 31, 2019 (Unaudited)	July 31, 2018
Cash and cash equivalents	$5,725	$59,948
Restricted cash	29,849	29,324
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$35,574	$89,272

Revenue Recognition

As HFSH is still developing its own core business line, limited operations occurred, and no revenue has yet generated since its inception of corporation. Upon the acquisition on June 2018, Qiao Garden Travel is under restructuring and in the process of applying a new license including international travel business. As of January 31, 2019, the license yet approved by local government.

Equipment, net

Equipment, net, mainly consists of Furniture and fixtures, and Office and computer equipment. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred.

Fair value measurement

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Accounting Standard Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”), describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities or funds.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related party receivable, , accounts payable, related party payable and other current payable. The carrying amounts of afore-mentioned accounts approximate fair value because of their short-term nature.

Goodwill

Goodwill, which represents the excess of the purchase price over the fair value of identifiable net assets acquired, is not amortized, in accordance with Accounting Standards Codification (ASC) 350, Intangibles—Goodwill and Other. Goodwill is subjected to be tested for impairment at the reporting unit level on an annual basis and between annual tests, if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

Business Combinations

If an acquired set of activities and assets is capable of being operated as a business consisting of inputs and processes from the viewpoint of a market participant, the assets acquired and liabilities assumed are a business. Business combinations are accounted for using the acquisition method of accounting, which requires an acquirer to recognize the assets acquired and the liabilities assumed at the acquisition date measured at their fair values as of that date. The value of goodwill reflects the excess of the fair value of the consideration conveyed to the seller over the fair value of the net assets received. Acquisition-related costs that the Company incurs to affect a business combination are expensed in the periods in which the costs are incurred.

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Noncontrolling interest

The Company adopted ASC 810, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51, as of January 1, 2009. ASC 810 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. ASC 810 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interest of the parent and the interests of the noncontrolling owner.

Income Taxes and Tax Status

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company has been in loss position and zero balances of tax provisions, deferred tax assets and liabilities as of the reporting periods ended.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results operations.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. This series of comprehensive guidance has replaced all existing revenue recognition guidance and became effective for us beginning August 31, 2018. There is a five-step approach outlined in the standard. Entities are permitted to apply the new standard under the full retrospective method, subject to certain practical expedients, or the modified retrospective method that requires the application of the guidance only to contracts that are uncompleted on the date of initial application. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) as updated. This new standard introduces a new lease model that requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements. While this new standard retains most of the principles of the existing lessor model under U.S. GAAP, it aligns many of those principles with ASC 606: Revenue from Contracts with Customers. The new guidance will be effective beginning after December 31, 2019 and early adoption will be permitted for all entities. The Company is evaluating the impact of the adoption of ASU 2016-02 on its financial position and results of operations.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

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In June 2016, the FASB issued ASU No. 2016-13, (Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments which amends the current accounting guidance and requires the use of the new forward-looking “expected loss” model, rather than the “incurred loss” model, which requires all expected losses to be determined based on historical experience, current conditions and reasonable and supportable forecasts. This guidance amends the accounting for credit losses for most financial assets and certain other instruments including trade and other receivables, held-to-maturity debt securities, loans and other instruments. ASU 2016-13 is effective for all other entities for annual periods beginning after December 15, 2021, and interim periods within those annual periods. Early adoption is permitted for annual periods beginning after December 15, 2018, and interim periods therein. The Company is evaluating the impact of the adoption of ASU 2016-13 on its financial position and results of operations.

3.        RELATED PARTY TRANSACTIONS

One of the directors advanced $109,547 for business trips and business developing expenses and the amount is going to be reimbursed or paid back within three months.

Amount of $ 673,457 is loan receivable from Shanghai Qiaohong Real Estate Co., Ltd. (“SH Qiaohong”), owning 40 percent equity interest of Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd (“HZLJ”). HFSH loaned the amount to SH Qiaohong for two years on June 21, 2018, the related party loan bears annual interest of six percent. The balance will be paid back by June 30, 2020. $ 19,402 of interest income was recognized during the six months ended January 31, 2019.

The remaining related party receivables, amount of $199,477, represents the operating advances made to multiple companies which are under common control by the same management. These advances do not bear interest and are considered due on demand.

Related party payable due to affiliates, represented the unpaid portion of operating advances made to HFSH and Qiao Garden Int’l Travel by the affiliates which are under common control by the same management. These advances do not bear interest and are considered due on demand.

	January 31, 2019 (Unaudited)	July 31, 2018
Shanghai Qiaohong	$1,158,990	$1,000,850
Miscellaneous advances from multiple companies	267,711	80,251
Total related party payable	$1,426,701	$1,081,101

The majority advances were from SH Qiaohong. HFSH used the amount for start-up expense and 90 percent of Qiao Garden Int’l Travel acquisition.

4.        Acquisition

On June 11, 2018, HFSH invested $703,884 to acquire 90 percent ownership of Qiao Garden Int’l Travel from an affiliate under common control of the same management. The results of operations of the acquired entities are included in HFSH’s consolidated financial statements commencing on the acquisition date. HFSH has recorded an allocation of the purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed based on their fair value at the acquisition date. HFSH accounted the acquisition transaction in accordance with FASB ASC 805, using the acquisition method of accounting, Business Combinations. HFSH classifies the un-acquired 10 percent ownership interest as "Noncontrolling interest" on the consolidated balance sheet. The related transaction costs were immaterial and included in General and administrative expenses in the accompanying consolidated statements of operations. As of January 31, 2019, the Company has $105,813 goodwill resulted from the acquisition.

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The calculation of purchase price and purchase price allocation is as follows:

Identifiable Assets Acquired
and Liabilities Assumed
Cash and cash equivalents	$706,436
Restricted cash, noncurrent	36,016
Other current assets	16,398
Related party receivables	9,258
Equipment, Net	817
Goodwill	105,813
Related party payables	(101,007)
Other current payables	(3,395)
Noncontrolling interest	(66,452)
Total Consideration	$703,884

Goodwill is mainly attributable to synergies expected from the acquisition of the travel agency license and assembled workforce. Related party payable consisted the unpaid portion of operating advances made to Qiao Garden Int’l Travel by the affiliates which are under common control by the same management. These advances do not bear interest and are considered due on demand.

5.         Commitment

HFSH and its subsidiary have entered into several operating lease agreements for its offices. As of January 31, 2019, future minimum rent payments under these lease agreements are as follows:

Years ending July 31:
2019 (excluding the six-months ended January 31, 2019)	$6,575
2020	40,016
2021	42,396
2022	35,523
2023	1,159
2024 and thereafter	1,748
$127,417

Rental expense under all operating leases totaled $19,221 for the six months ended January 31, 2019.

6.        Subsequent Events

On March 20, 2019, HFSH entered into an Agreement (the Purchase Agreement) with Hartford Great Health Corp. (“HFUS”) (the Buyer). Pursuant to the Purchase Agreement, the Buyer purchased 100% of HFSH and its 90 percent owned subsidiary Qiao Garden Int’l Travel. Total consideration was $358,715 for the assets acquired and certain liabilities assumed.

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